Exhibit 99.1

For more information:	Investor Relations:
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3239
650-357-3500

EFI Reports Preliminary First Quarter 2007 Results

Revenues $147.0 million, GAAP EPS $0.06, Non-GAAP EPS $0.29

Company Increases Full Year Revenue Outlook

Foster City, Calif. – April 24, 2007 – EFI (Nasdaq: EFII), the world leader in digital controllers, super-wide format printers and inks and print management solutions, announced today its preliminary results for the first quarter of 2007.

For the quarter ended March 31, 2007, revenue was $147.0 million, up approximately 10% when compared to first quarter 2006 revenue of $134.3 million.

Non-GAAP net income was $18.8 million or $0.29 per diluted share in the first quarter of 2007, compared to $18.0 million, or $0.28 per diluted share for the same period in 2006.

GAAP net income was $3.7 million or $0.06 per diluted share in the first quarter of 2007, compared to $12.3 million or $0.19 per diluted share for the same period in 2006.

Non-GAAP net income is computed by adjusting GAAP net income by the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expenses, certain tax charges, as well as other non-recurring charges and gains.

“We are pleased that we exceeded our Q1 revenue and earnings expectations, due largely to the benefits of our diversified product portfolio,” said Guy Gecht, CEO of EFI. “The strong demand for our Fiery products drove our results this quarter. This allowed us to accelerate investments in our growing inkjet business, while still reporting increased profitability. We look for this trend to continue for the balance of the year, allowing us to increase our full year outlook.”

Information regarding SEC filings and financial statements

In October 2006, the Company announced that a Special Committee of its Board of Directors had commenced an independent investigation of EFI’s historical stock option granting practices. This investigation may result in, among other things, a determination by the Company that its historical accounting treatment of stock options was incorrect. Such a determination could require restatement of the Company’s reported historical results. Similarly, because the investigation remains ongoing, the preliminary results contained within this press release are also subject to significant adjustment.

Until the Special Committee investigation is complete, the Company will be unable to file its Form 10-Q for the quarter ended September 30, 2006 or its Form 10-K for the year ended December 31, 2006. The Company also expects to delay the filing of its Form 10-Q for the quarter ended March 31, 2007. The Company intends to work diligently to complete and file all required periodic reports with the SEC following completion of the investigation.

Outlook for Q2 2007

•	For the second quarter of 2007, the Company expects revenues in the range of $154 million to $157 million.

•	For the second quarter of 2007, the Company expects non-GAAP earnings per share of $0.31 to $0.33.

•	For the full year 2007, the Company is increasing its previously announced revenue outlook of approximately 10% year over year growth to a range of 10% to 12% year over year growth.

•	For the full year 2007, the Company expects earnings growth in the range of 17% to 20%, raising the lower end of its previously announced 15% to 20% range.

•	For 2007, the Company expects to maintain a non GAAP tax rate of 24%.

GAAP net income outlook includes an estimated charge related to the implementation of FAS 123R. This estimate is subject to change. Both the non-GAAP and the GAAP earnings estimates include the 9.1 million shares related to the Company’s contingently convertible debt when dilutive to earnings.

Reconciliation of non-GAAP to GAAP EPS estimates	Three Months Ended June 30, 2007
Non-GAAP EPS estimate	$0.31	$0.33
Amortization of acquisition-related intangibles—pre tax	$(0.13)	$(0.13)
Amortization of stock based compensation—pre tax	$(0.09)	$(0.09)
Tax effect of non-GAAP adjustments	$0.07	$0.07

GAAP EPS estimate	$0.16	$0.18

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use a non-GAAP measure of net income that is GAAP net income adjusted to exclude certain recurring and non-recurring costs, expenses and gains. Our non-GAAP net income gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income by adjusting GAAP net income with the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expenses, certain tax charges, as well as non-recurring charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements in this press release include “Company Increases Full Year Revenue Outlook ... The strong demand for our Fiery products drove our results this quarter. This allowed us to accelerate investments in our growing inkjet business, while still reporting increased profitability. We look for this trend to continue for the balance of the year, allowing us to increase our full year outlook … This investigation may result in, among other things, a determination by the Company that its historical accounting treatment of stock options was incorrect. Such a determination could require restatement of the Company’s reported historical results. Similarly, because the investigation remains ongoing, the preliminary results contained within this press release are also subject to significant adjustment. … The Company also expects to delay the filing of its Form 10-Q for the quarter ended March 31, 2007. The Company intends to work diligently to complete and file all required periodic reports with the SEC following completion of the investigation … For the second quarter of 2007, the Company expects revenues in the range of $154 million to $157 million … For the second quarter, the Company expects non-GAAP earnings per share of $0.31 to $0.33 … For the full year 2007, the Company is increasing its previously announced revenue outlook of approximately 10% year over year growth to a range of 10% to 12% year over year growth. For the full year 2007, the Company expects earnings growth in the range of 17% to 20%, raising the lower end of its previously announced 15% to 20% range. … For 2007, the Company expects to maintain a non GAAP tax rate of 24% … GAAP net income outlook includes an estimated charge related to the implementation of FAS 123R. This estimate is subject to change. Both the non-GAAP and the GAAP earnings estimates include the 9.1 million shares related to the Company’s contingently convertible debt when dilutive to earnings. … In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from non-GAAP measures used by other companies.”

Past performance is not necessarily indicative of future results. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results, which include, but are not necessarily limited to, the following: (1) management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; (2) unexpected declines in revenues or increases in expenses; (3) the additional costs and expenses related to the investigation into the Company’s past stock option grants and stock option grant practices; (4) the possibility that the stock option investigation may result in a determination by the Company that its historical accounting treatment of stock options was incorrect, which may require a restatement or significant adjustments to the Company’s reported historical results for prior periods, including the preliminary results contained in this press release; (5) the potential adverse impact of a restatement or significant adjustments to the Company’s reported historical results for prior periods, including the preliminary results contained in this press release; (6) the delay in filing our 10-Q for the quarter ended September 30, 2006, and our 10-K for the year ended December 31, 2006, as well as the potential delay in filing our Form 10-Q for the quarter ended March 31, 2007; (7) the potential delisting of our Common Stock by Nasdaq arising from the delay in filing our periodic reports with the SEC and the possibility that we may be unable to submit additional information regarding our historical stock option grant practices to the Nasdaq Listing Qualifications Panel on the timeline established by the Panel; (8) the potential acceleration of the amounts due under our outstanding convertible debentures arising from an event of default related to the delay in filing our periodic reports with the SEC or the potential delisting of our Common Stock by Nasdaq; (9) our inability to exercise our option to repurchase our outstanding convertible debentures through the issuance of Common Stock if our shares of Common Stock are delisted by Nasdaq; (10) the potential adverse impact of litigation relating to the Company’s past stock grants and stock option practices; (11) the possibility of additional litigation and governmental actions relating to our past stock grants and stock option practices; (12) current world-wide financial, economic and political difficulties and downturns, including adverse variations in foreign exchange rates, that could affect demand for our products; (13) a significant decline or delay in demand for our products by any of our important OEM partners; (14) the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; (15) variations in growth rates or declines in the printing and imaging markets across various geographic regions; (16) changes in historic customer order patterns, including changes in customer and channel inventory levels; (17) changes in the mix of products sold leading to variations in operating results; (18) the uncertainty of market acceptance of new product introductions; (19) delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; (20) competition and/or market factors, which may adversely affect margins; (21) competition in each of our businesses, including competition from products internally developed by EFI’s customers; (22) excess or obsolete inventory and variations in inventory valuation; (23) intense competition in the industrial and commercial digital inkjet market; (24) the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; (25) the challenges of obtaining timely, efficient and quality product manufacturing; (26) litigation involving intellectual property rights or other related matters; (27) our ability to adequately and timely service our debt; (28) our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; (29) the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; (30) the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; (31) differences between the financial results as filed with the SEC and the preliminary results included in our earnings press releases due to the complexity in accounting rules; and (32) any other risk factors that may be included from time to time in the Company’s SEC reports.

EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

About Electronics for Imaging, Inc. / EFI

EFI (www.efi.com) is the world leader in color digital print servers, super-wide format printers and inks, and commercial and enterprise print management solutions. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The Company’s robust product portfolio includes Fiery® digital color print servers; super-wide digital inkjet printers, UV and solvent inks; industrial inkjet printing systems, print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

Electronics for Imaging, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data) (unaudited)	Three Months Ended March 31,
	2007	2006
Revenue	$147,039	$134,265
Cost of revenue	59,266	53,124

Gross profit	87,773	81,141
Operating expenses:
Research and development	35,049	31,560
Sales and marketing	27,776	23,110
General and administrative	18,120	6,274
Amortization of intangible assets	8,655	9,064

Total operating expenses	89,600	70,008

Income (loss) from operations	(1,827)	11,133
Interest and other income, net:
Interest and other income	7,251	4,905
Interest expense	(1,250)	(1,251)

Total interest and other income, net	6,001	3,654

Income before income taxes	4,174	14,787
Provision for income taxes	459	2,531

Net income	$3,715	$12,256

Fully Diluted EPS calculation

Net income	$3,715	$12,256

After-tax adjustment of convertible debt-related costs	—	750

Income for purposes of computing diluted net income per share	$3,715	$13,006

Net income per diluted common share	$0.06	$0.19

Shares used in diluted per share calculation	58,979	67,628

Electronics for Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data) (unaudited)	Three Months Ended March 31,
	2007	2006
Net income	$3,715	$12,256

Amortization of intangible assets	8,655	9,064
Adjustment to allowance for bad debt	—	(3,773)
Special committee investigation costs	5,727	—
Stock based compensation expense—Cost of revenue	420	293
Stock based compensation expense—Research and development	2,111	1,641
Stock based compensation expense—Sales and marketing	879	559
Stock based compensation expense—General and administrative	2,806	1,390
Tax effect of non-GAAP adjustments	$(5,486)	$(3,457)

Non-GAAP net income	$18,827	$17,973

After-tax adjustment of convertible debt-related expense	750	750

Income for purposes of computing diluted non-GAAP net income per share	$19,577	$18,723

Non-GAAP net income per diluted common share	$0.29	$0.28

Shares used in per share calculation	68,063	67,628

Electronics for Imaging, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)	March 31, 2007	December 31, 2006
Assets
Cash, cash equivalents and short-term investments	$511,601	$510,171
Accounts receivable, net	92,515	96,906
Inventories, net	39,166	35,225
Other current assets	47,435	36,299

Total current assets	690,717	678,601
Property and equipment, net	52,475	52,645
Restricted investments	88,580	88,580
Goodwill	210,767	212,237
Intangible assets, net	111,372	120,030
Other assets	7,500	3,733

Total assets	$1,161,411	$1,155,826

Liabilities & Stockholders’ equity
Current Portion of Long-term obligations	$240,000	$240,000
Accounts payable	39,876	41,337
Accrued and other liabilities	77,593	85,753
Income taxes payable	284	20,587

Total current liabilities	357,753	387,677
Long term deferred tax liability	39,633	18,110

Total liabilities	397,386	405,787
Total stockholders’ equity	764,025	750,039

Total liabilities and stockholders’ equity	$1,161,411	$1,155,826

Revenue Break-Down

	Three Months Ended March 31,
(in thousands) (unaudited)	2007	2006
Revenue by Product
Controller products	$79,960	$75,752
Inkjet products	47,303	39,868
Professional printing applications	19,776	18,645

Total	$147,039	$134,265

Revenue by Geographic Area
Americas	$78,861	$70,294
Europe	47,172	44,819
Japan	17,196	13,491
Rest of World	3,810	5,661

Total	$147,039	$134,265